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                                                                     Exhibit 3.1

                                                          FEDERAL IDENTIFICATION

                                                              NO.: 04-2393279
                                                                   -------------


                        The Commonwealth of Massachusetts


                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                    ONE ASHBURTON PLACE, BOSTON, MASS: 02108


                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74


     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.



We,               Jon F. Kropper, President; and
                  James C. Hamilton, Clerk of

                                HADCO CORPORATION

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Located at:   c/o James C. Hamilton, One Court Street, Boston, MA 02108
            --------------------------------------------------------------------

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on March 1, 1989, by vote
                                                         -------------
of 8,978,423 shares of Common out of 10,850,497 shares outstanding,
   ---------           -------       -----------
                   (Class of Stock)

          shares of           out of             shares outstanding,
------               -------------------------
                          (Class of Stock)

          shares of           out of             shares outstanding,
------               -------------------------
                          (Class of Stock)

          shares of           out of             shares outstanding,
------               -------------------------
                          (Class of Stock)







Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

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                                                          FEDERAL IDENTIFICATION

                                                              NO.: 04-2393279
                                                                   -------------


being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -

     1.   The name by which the corporation shall be known is: -
          Hadco Corporation

     2.   The purposes for which the corporation is formed are as follows: -
          To carry on a general manufacturing and merchandising business and any business incidental thereto or in any way connected therewith, including, but without limiting the generality of the foregoing purpose, the trade or business of designing, producing, manufacturing, adapting, developing, forming, processing, converting, testing and otherwise acquiring, owning, holding consuming, disposing of and dealing in, and an interest in, printed circuits and all types of electronic and communications equipment and any and all other goods, articles, materials, equipment or compounds required for, or convenient in connection with, or incidental to any of the foregoing, and any other trade or business which can conveniently be carried on in conjunction with any of the materials aforesaid in or upon the premises of the Corporation, and to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.
























Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

                                                          FEDERAL IDENTIFICATION

                                                              NO.: 04-2393279
                                                                   -------------



     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles:
                                                                 --------------
                        3 and 4
--------------------------------------------------------------
     (*If there are no such amendments, state "None".)


                   Briefly describe amendments in space below:

     The amendment abolishes toe previously existing class of Convertible


Preferred Stock and accordingly, amends Article 3 of the Restated Articles of

Organization to delete reference to the Convertible Preferred Stock.  Because the class of Convertible Preferred Stock has been eliminated and there remains only a single class of Common Stock of Hadco Corporation, Article 4, which had previously described the different classes of stock and the differing rights and privileges of such class, is deleted, in its entirety.



     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we hereto signed our names this 1st day of March in the year 1989.


  /s/  Jon F. Kropper
------------------------------------
  Jon F. Kropper, President


  /s/  James C. Hamilton
------------------------------------
  James C. Hamilton, Clerk

















Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.